                                                                    EXHIBIT 99.1

               --------------------------------------------------

                            STOCK PURCHASE AGREEMENT

                                     between

                              ANALOGIC CORPORATION

                                       and

                                  EMAGEON INC.

                          Dated as of November 1, 2005

                -------------------------------------------------

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                                TABLE OF CONTENTS
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                                                                                                    Page
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
ARTICLE I DEFINITIONS.............................................................................    1
     Section 1.1.  Defined Terms..................................................................    1
     Section 1.2.  Interpretation.................................................................    8

ARTICLE II PURCHASE AND SALE OF SHARES; CLOSING...................................................    8
     Section 2.1.  Purchase and Sale of the Shares................................................    8
     Section 2.2.  The Purchase Price.............................................................    9
     Section 2.3.  Closing........................................................................    9
     Section 2.4.  Deliveries at Closing..........................................................    9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER..............................................   10
     Section 3.1.  Organization...................................................................   10
     Section 3.2.  Authority......................................................................   10
     Section 3.3.  Subsidiaries and Equity Interests..............................................   10
     Section 3.4.  Capitalization.................................................................   10
     Section 3.5.  No Conflicts...................................................................   11
     Section 3.6.  Consents.......................................................................   11
     Section 3.7.  Financial Statements; No Undisclosed Liabilities...............................   11
     Section 3.8.  Absence of Changes.............................................................   12
     Section 3.9.  Title to Assets................................................................   13
     Section 3.10. Compliance with Laws; Permits..................................................   14
     Section 3.11. Taxes..........................................................................   14
     Section 3.12. Litigation.....................................................................   15
     Section 3.13. Contracts......................................................................   15
     Section 3.14. Broker's and Finder's Fee......................................................   17
     Section 3.15. Employee Benefit Plans.........................................................   17
     Section 3.16. Intellectual Property..........................................................   20
     Section 3.17. Insurance......................................................................   23
     Section 3.18. Affiliate Matters..............................................................   23
     Section 3.19. Software.......................................................................   23
     Section 3.20. Environmental Matters..........................................................   24
     Section 3.21. Real Property..................................................................   24
     Section 3.22. Books and Records..............................................................   25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................   25
     Section 4.1.  Organization...................................................................   25
     Section 4.2.  Authority......................................................................   25
     Section 4.3.  No Conflicts; Consents.........................................................   25
     Section 4.4.  Broker's and Finder's Fee......................................................   26
     Section 4.5.  Litigation.....................................................................   26

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
     Section 4.6.  Purchase for Investment........................................................   26
     Section 4.7.  Due Diligence Investigation....................................................   26

ARTICLE V COVENANTS...............................................................................   27
     Section 5.1.  Non-Competition; Non-Solicitation..............................................   27
     Section 5.2.  Tax Matters....................................................................   27
     Section 5.3.  Employment and Benefit Arrangements............................................   32
     Section 5.4.  Future Sales...................................................................   34
     Section 5.5.  Further Assurances.............................................................   35
     Section 5.6.  Exclusion of Cash and Intercompany Indebtedness................................   35
     Section 5.7.  Director and Officer Indemnification...........................................   36
     Section 5.8.  Access to and Retention of Books and Records...................................   36

ARTICLE VI INDEMNIFICATION........................................................................   37
     Section 6.1.  Survival.......................................................................   37
     Section 6.2.  Indemnification by Seller......................................................   37
     Section 6.3.  Indemnification by Purchaser...................................................   38
     Section 6.4.  Claims.........................................................................   38
     Section 6.5.  Limitations on Indemnification.................................................   39
     Section 6.6.  Exclusive Remedy...............................................................   40

ARTICLE VII MISCELLANEOUS.........................................................................   40
     Section 7.1.  Expenses.......................................................................   40
     Section 7.2.  Schedules......................................................................   41
     Section 7.3.  Jurisdiction; Waiver of Jury Trial.............................................   41
     Section 7.4.  Exclusive Agreement; No Third-Party Beneficiaries..............................   41
     Section 7.5.  Governing Law..................................................................   41
     Section 7.6.  Successors and Assigns.........................................................   41
     Section 7.7.  Publicity; Confidentiality.....................................................   42
     Section 7.8.  Severability...................................................................   42
     Section 7.9.  Notices........................................................................   42
     Section 7.10. Counterparts...................................................................   43
     Section 7.11. Interpretation.................................................................   43
     Section 7.12. Amendment......................................................................   43
     Section 7.13. Extension; Waiver..............................................................   43

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     SCHEDULES

1.1     Indebtedness
3.1     Organization
3.3     Subsidiaries and Equity Interests
3.5     Conflicts
3.6(a)  Consents
3.6(b)  Business relations
3.7(a)  Financial Statements
3.7(b)  Customer accounts receivable
3.7(c)  Liabilities
3.8     Absence of Changes
3.10    Compliance with Laws; Permits
3.11    Taxes
3.12    Litigation
3.13    Contracts
3.15(a) Plans
3.15(e) Post-Employment Obligations
3.15(f) Effect of Transaction
3.16    Intellectual Property
3.17    Insurance
3.18    Affiliate Matters
3.19    Software
3.21    Real Property
4.3(a)  Conflicts
4.3(b)  Consents
5.3(d)  Special Agreements with Employees
5.6(a)  Credit Memos
6.2     Indemnification

                            STOCK PURCHASE AGREEMENT

            STOCK PURCHASE AGREEMENT, (this "Agreement"), dated as of November 1, 2005, between Analogic Corporation, a Massachusetts corporation ("Seller"), and Emageon Inc., a Delaware corporation ("Purchaser").

            WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of Camtronics Medical Systems, Ltd., a Wisconsin corporation ("Camtronics"), which shares (the "Shares") constitute 100% of the issued and outstanding shares of capital stock of Camtronics as of the date hereof;

            WHEREAS, Camtronics engages in the business of designing, developing and manufacturing multi-modality image and information management systems for cardiology (such business, the "Business"); and

            WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, the Shares.

            NOW THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            Section 1.1. Defined Terms. When used in this Agreement, the following terms shall have the meanings set forth in this Article I. All article and section numbers used in this Agreement refer to articles and sections of this Agreement unless otherwise specifically described.

      "Accountant" shall mean a nationally recognized accounting firm mutually acceptable to Purchaser and Seller.

      "Affiliate" shall mean, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person.

      "Agreement" shall have the meaning set forth in the Preamble.

      "Assigned Rights" shall have the meaning set forth in Section 5.5(b).

      "Benefit Plan" shall mean each plan, program, policy, payroll practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA and each "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

      "Benefit Transition Period" shall have the meaning set forth in Section 5.3(h).

      "Business" shall have the meaning set forth in the Preamble.

      "Camtronics Facility" shall mean the Camtronics office facility (including, without limitation, the land, the building, and any other improvements) located at 900 Walnut Ridge Drive, Hartland, Wisconsin 53029.

      "Closing Date" shall have the meaning set forth in Section 2.3.

      "Closing Market Price" shall have the meaning set forth in Section 5.3(g).

      "COBRA" shall have the meaning set forth in Section 5.3(h)(ii).

      "Code" shall mean the Internal Revenue Code of 1986, as amended, and the applicable regulations thereunder.

      "Companies" shall mean Camtronics and its Subsidiaries, and "Company" shall mean any of Camtronics or its Subsidiaries.

      "Company Benefit Plan" shall mean each Benefit Plan (other than an Employee Agreement) which is now, or previously has been, sponsored, maintained, contributed to, or required to be contributed to, or with respect to which any withdrawal liability (within the meaning of Section 4201 of ERISA) has been incurred, by any of the Companies or any ERISA Affiliate for the benefit of any Employee, and pursuant to which any of the Companies or any ERISA Affiliate has or may have any liability, contingent or otherwise.

      "Company Intellectual Property" shall mean Software and Technology which are used or held for use in connection with the Business.

      "Company Intellectual Property Rights" shall mean all Intellectual Property Rights which are used or held for use in connection with the Business.

      "Company Material Adverse Effect" shall mean any change, effect or circumstance that is materially adverse to the Business, condition (financial or otherwise) or results of operations of the Companies, taken as a whole (other than changes, effects or circumstances that are the result of economic factors affecting the economy as a whole or that are the result of factors generally affecting the industry or specific markets in which the Companies operate); provided, however, that a "Company Material Adverse Effect" shall not include any adverse change, effect or circumstance (i) arising out of or resulting primarily from actions contemplated by the parties in connection with this Agreement, (ii) that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement or (iii) arising out of or resulting from any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof.

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

      "Department" shall mean the U.S. Department of Labor.

      "Disclosure Schedules" shall mean the Disclosure Schedules provided by Seller to Purchaser on the date hereof.

      "Employee" shall mean each current (including those on layoff, disability or leave of absence, whether paid or unpaid), former or retired employee, officer, consultant, independent contractor providing individual services, agent or director of any of the Companies.

      "Employee Agreement" shall mean each management, employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract between any of the Companies and any Employee pursuant to which any of the Companies has or may have any right or liability, contingent or otherwise.

      "Environmental Law(s)" shall mean any Law relating to human health, occupational health and safety or the protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Occupational Safety and Health Act.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

      "ERISA Affiliate" shall mean each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with any of the Companies within the meaning of Sections 414(b),
(c) or (m) of the Code, or required to be aggregated with any of the Companies under Section 414(o) of the Code, or is under "common control" with any of the Companies, within the meaning of Section 4001(a)(14) of ERISA.

      "Exercise Price" shall have the meaning set forth in Section 5.3(g).

      "Financial Statements" shall have the meaning set forth in Section 3.7(a).

      "GAAP" shall mean accounting principles generally accepted in the United States applied on a basis that is consistent with Seller's past practices, policies, and accounting methods.

      "Governmental Entity" shall mean any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

      "Hazardous Substances" shall include all substances, products or materials (including, without limitation, asbestos-containing materials, petroleum or any by-products thereof) classified as hazardous or toxic under any Environmental Laws.

      "Health Plans" shall have the meaning set forth in Section 5.3(f).

                                     - 3 -
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      "Indebtedness" shall mean, as of the Closing Date, without duplication, the aggregate amount of the outstanding principal amount of, accrued and unpaid interest on, and other payment obligations (including any premiums, penalties, termination fees, expenses or breakage costs due upon prepayment of such indebtedness or payable as a result of the consummation of the transactions contemplated hereby) arising under any existing obligation of any of the Companies consisting of (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade payables and current accrued expenses arising in the ordinary course of business of the Companies consistent with past practices), (ii) indebtedness evidenced by any note, bond, debenture or other debt security, (iii) letters of credit, to the extent drawn, and bankers' acceptances issued for the account of any of the Companies, (iv) obligations under any interest rate, currency or other hedging agreements or (v) obligations in respect of capital leases; provided, however, that the items listed on Schedule 1.1 shall not be deemed "Indebtedness" for purposes of this Agreement.

      "Indemnified Party" shall have the meaning set forth in Section 6.4(a).

      "Indemnifying Party" shall have the meaning set forth in Section 6.4(a).

      "Intellectual Property Rights" shall mean (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, together with all translations, adaptations, derivations and combinations thereof, and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including but not limited to ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, flowcharts, block diagrams, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (vi) all computer software (including data and related documentation), (vii) all copies and tangible embodiments of any of the foregoing (in whatever form or medium), (viii) all other proprietary rights, and
(ix) all licenses, sublicenses, permissions or other agreements, contracts, understandings or arrangements, whether written or oral, in connection with any of the foregoing.

      "Inventors" shall have the meaning set forth in Section 3.16(h).

      "IRS" shall mean the Internal Revenue Service.

      "Laws" shall mean all applicable federal, state, local and foreign laws (including statutes and judicial and administrative decisions, orders and decrees), rules and regulations.

      "Leased Facilities" shall have the meaning set forth in Section 3.21.

      "Lien" shall mean all liens, claims, charges, security interests, pledges, mortgages, rent charges, covenants, easements, restrictions, provisions, consents, licenses or other encumbrances, obligations or restrictions or rights or claims of others (including without limitation, any options or similar rights) of any character whatsoever which impair the relevant Person's right, title or interest in, or the value, use or enjoyment of, the asset subject thereto.

      "Licensed Rights" shall have the meaning set forth in Section 5.5(b).

      "Loss" or "Losses" shall mean with respect to:

            (a) a Third Party Claim against an Indemnified Party, each and all of the following items to the extent actually incurred by the Indemnified Party: losses, liabilities, damages, judgments, fines, penalties, amounts paid in settlement and reasonable costs and expenses incurred in connection therewith (including, without limitation, interest which is imposed in connection therewith, costs and expenses of suits, investigations, and proceedings, and reasonable fees and disbursements of counsel);

            (b) any claim for indemnification hereunder by one party hereto against the other party hereto, which does not relate to a Third Party Claim, each and all of the following items to the extent actually incurred by the Indemnified Party: losses, liabilities, damages, judgments, fines, penalties, amounts paid in settlement and reasonable costs and expenses incurred in connection therewith (including, without limitation, interest which is imposed in connection therewith, costs and expenses of suits, investigations, and proceedings, and reasonable fees and disbursements of counsel), but shall specifically exclude amounts which are consequential, special or punitive damages, including without limitation consequential damages for lost profit, lost revenue or diminution in value or are otherwise not actual losses; it being understood and agreed that actual damages for lost profit, lost revenue or diminution in value are included in "Losses"; and

            (c) a Special Indemnity Claim related to a Special Indemnity Matter, each and all of the following items to the extent actually incurred by the Indemnified Party: losses, liabilities, damages, judgments, fines, penalties, amounts paid in settlement and reasonable costs and expenses incurred in connection therewith (including, without limitation, interest which is imposed in connection therewith, costs and expenses of suits, investigations, and proceedings, and reasonable fees and disbursements of counsel), but shall specifically exclude amounts which are consequential, special or punitive damages, including without limitation consequential damages for lost profit, lost revenue or diminution in value or are otherwise not actual losses; it being understood and agreed that actual damages for lost profit, lost revenue or diminution in value are included in "Losses",

      For purposes of clarification of the foregoing definition, and by way of example, in the event that with respect to a lawsuit, which is a Special Indemnity Matter, a judgment is entered and awarded to the plaintiff therein, and such judgment provides for consequential damages to be paid by Camtronics to such plaintiff, then such damages shall be included as a Loss for which Seller shall indemnify Purchaser pursuant to and subject to the limits set forth in
Section 6.5(c). In the event that as a result of a judgment in such

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lawsuit, Camtronics or Purchaser, or any affiliate thereof, is prevented from selling software or any other products or services, Purchaser shall not be entitled to indemnification from Seller for any lost profits, lost revenue or diminution in value arising out of or related to such judgment, unless such items are "Losses" pursuant to the above definition.

      "Material Contracts" shall have the meaning set forth in Section 3.13.

      "Most Recent Balance Sheet" shall have the meaning set forth in Section 3.7(a).

      "Multiemployer Plan" shall mean each Company Benefit Plan which is a "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

      "Options" shall have the meaning set forth in Section 5.3(g).

      "Option Plan" shall have the meaning set forth in Section 5.3(g).

      "PBGC" shall mean the Pension Benefit Guaranty Corporation.

      "Pension Plan" shall mean each Company Benefit Plan (other than a Multiemployer Plan) which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

      "Permits" shall mean all material licenses, permits and authorizations.

      "Permitted Lien" shall mean any Lien that is a (i) mechanic's, materialmen's, landlord's or similar lien, (ii) lien arising under worker's compensation, unemployment insurance, social security, retirement or similar legislation, (iii) lien on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (iv) lien for Taxes not yet due and payable, (v) lien for Taxes which are being contested in good faith and by appropriate proceedings or (vi) Lien which does not materially interfere with the use or value of the asset affected thereby

      "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

      "Post-Closing Tax Period" shall mean, with respect to the Companies, any Tax period commencing after the Closing Date and the portion of any Straddle Period commencing after the Closing Date.

      "Pre-Closing Tax Period" shall mean, with respect to the Companies, any Tax period (or portion thereof) ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

      "Products" shall mean the products developed, manufactured and sold by the Companies.

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

      "Purchase Price" shall have the meaning set forth in Section 2.2. "Purchaser" shall have the meaning set forth in the Preamble.

      "Section 338(h)(10) Election" shall have the meaning set forth in Section 5.2(e).

      "Section 338 Election Forms" shall have the meaning set forth in Section 5.2(e).

      "Seller" shall have the meaning set forth in the Preamble.

      "Shared Health Plan" shall have the meaning set forth in Schedule 3.15(h). "Shares" shall have the meaning set forth in the recitals.

      "Software" shall mean the manifestation, in tangible or physical (including digital) form, including, but not limited to, in magnetic media, firmware, and documentation, of computer programs and databases, including data therein, such computer programs and databases to include, but not be limited to, management information systems and personal computer programs, websites and content therein. The tangible manifestation of such programs may be in the form of, among other things, source code, flow diagrams, listings, object code, and microcode.

      "Special Indemnity Claim" shall have the meaning set forth in Section 6.4(c).

      "Special Indemnity Matters" shall have the meaning set forth in Section 6.2(f).

      "Straddle Period" shall have the meaning set forth in Section 5.2(a)(iv).

      "Subsidiary" shall mean any Person with respect to which Camtronics owns, directly or indirectly, 50% or more of the capital stock or other equity interests of such Person, which is listed in Schedule 3.3 hereto.

      "Tax" or "Taxes" shall mean taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, unclaimed or abandoned property, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, and, in each instance, such term shall include any interest, penalties or additions to tax attributable to any such tax or requirement to report information with respect thereto and in each instance shall include any liability for taxes of any other Person in respect of any items described by contract, as a transferee or successor to another Person, under U.S. Treasury Reg. Section 1.1502-6 or analogous state, local or foreign provisions or otherwise.

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

      "Taxing Authority" shall mean any Governmental Entity or any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax.

      "Tax Claim" shall have the meaning set forth in Section 5.2(b)(i).

      "Tax Indemnified Party" shall have the meaning set forth in Section 5.2(b)(i).

      "Tax Indemnifying Party" shall have the meaning set forth in Section 5.2(b)(i).

      "Tax Return" shall mean any report, return, statement, election, document, estimated tax filing, declaration, notice or other filing provided to any Taxing Authority with respect to Taxes, including any amendments thereto.

      "Technology" shall mean all types of technical information and data, whether or not reduced to tangible or physical form, including, but not limited to: know-how; product definitions and designs; inventions; research and development; engineering, development, manufacturing, process, test, quality control, procurement, and service specifications, procedures, processes, standards, and reports; blueprints; drawings; materials specifications, procedures, standards, and lists; catalogs; technical information and data relating to marketing and sales activity; and formulae.

      "Third Party Claims" shall have the meaning set forth in Section 6.4(a).

      "To the knowledge of Seller" or any phrase of similar import shall mean and be limited to the actual knowledge of the following individuals: Dan Webster, Camtronics' President; Dave Stephenson, Camtronics' Vice President, Finance and Administration; Gary Kokta, Camtronics' Vice President, Operations; Sam Jacks, Camtronics' Vice President, Sales; Jerry Bark, Camtronics' Vice President, Engineering; Wendell Brown, Camtronics Medical Systems Canada, Inc.'s President; Maureen Taylor, Camtronics' Director of Customer Service; and Jeffrey Kortes, Camtronics' Director of Human Resources.

      "Welfare Benefit Plan" shall mean an "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

      Section 1.2. Interpretation. Meanings specified in this Agreement shall be applicable to both the singular and plural forms of such terms and to the masculine, feminine and neuter genders, as the context requires.

                                   ARTICLE II
                      PURCHASE AND SALE OF SHARES; CLOSING

      Section 2.1. Purchase and Sale of the Shares. Seller hereby sells, conveys, transfers, assigns and delivers to Purchaser all of Seller's right, title and interest in and to the Shares, and

Purchaser hereby purchases from Seller, the Shares, for the purchase price specified in Section 2.2.

      Section 2.2. The Purchase Price. In consideration for the sale of the Shares, Purchaser will pay or cause to be paid to Seller at the Closing a total consideration of $40,000,000 decreased by an amount equal to any Indebtedness of the Companies outstanding as of the Closing (the "Purchase Price").

      Section 2.3. Closing. Subject to the terms and conditions of this Agreement, the consummation of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, on the date of this Agreement (the "Closing Date"). The Closing shall be deemed effective as of 12:01 AM, EST on November 1, 2005.

      Section 2.4. Deliveries at Closing. At the Closing, the following items shall be delivered:

            (a) Seller shall deliver to Purchaser certificates representing the Shares, duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning the Shares in blank, free and clear of all Liens and restrictions of any kind;

            (b) Purchaser shall deliver, or cause to be delivered, to Seller, the Purchase Price by wire transfer of immediately available funds, to an account or accounts designated at least two (2) days prior to the Closing Date by Seller in a written notice to Purchaser;

            (c) Seller shall deliver to Purchaser evidence that all consents, approvals, authorizations, exemptions and waivers from any Governmental Entity or any third party that are required in connection with the transactions contemplated hereby have been obtained;

            (d) Purchaser shall have received copies, in form and substance reasonably satisfactory to it, of such certificates of good standing, board resolutions, officers and secretaries' certificates, resignations of officers and directors, revocations of powers of attorney and other related documents with respect to the Companies as Purchaser or its counsel shall reasonably request;

            (e) Seller shall have delivered to Purchaser, a certificate prepared in accordance with Treasury Regulation Section 1.1445-2(b)(2) in the form reasonably satisfactory to Purchaser, certifying that Seller is not a foreign person within the meaning of Code Section 1445; and

            (f) Seller shall have prepared and delivered to Purchaser validly executed IRS Forms 8023 and all required attachments providing for the Section 338(h)(10) Election with respect to Purchaser's purchase of the Shares, with such portions of such Forms 8023 as relate to each of the Companies and Seller properly completed.

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

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller hereby represents and warrants to Purchaser:

      Section 3.1. Organization. Each of the Companies is a corporation duly organized, validly existing and, where applicable, in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 3.1, each of the Companies is duly qualified to do business and, where applicable, is in good standing as a foreign corporation in all jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification necessary, except for any such failure to be so qualified or in good standing that would not reasonably be expected to result in a Company Material Adverse Effect. Seller has provided to Buyer a true and correct copy as of the date hereof of the charter and bylaws or other governing documents of each of the Companies.

      Section 3.2. Authority. Seller has full power and authority to execute and deliver this Agreement, to perform all of its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) of it. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against it in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, or moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 3.3. Subsidiaries and Equity Interests. Schedule 3.3 sets forth for each Subsidiary, (i) the name of such Subsidiary and its jurisdiction of organization, (ii) the authorized capitalization of such Subsidiary, and (iii) the number of issued and outstanding shares of each class of such Subsidiary's capital stock. All outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and none of them has been issued in violation of preemptive or similar rights. Either Camtronics or a Subsidiary holds of record and owns beneficially all of the outstanding shares of capital stock of each Subsidiary, free and clear of any Liens. Except for the Subsidiaries set forth on Schedule 3.3, none of the Companies owns or has any right to acquire, directly or indirectly, any outstanding capital stock of, or equity interests in, any Person. Except for the Subsidiaries set forth on Schedule 3.3, the Companies do not own, directly or indirectly, any capital stock of, or other equity interests in, any Person, and are not members of, or participants in, any partnership, joint venture or similar Person or entity.

      Section 3.4. Capitalization.

            (a) The authorized capital stock of Camtronics consists of 100,000 shares of Common Stock, $.01 par value per share, of which 61,599 shares are duly authorized and validly issued and outstanding, fully paid and non-assessable. Seller is the record and beneficial owners of the Shares and has good and valid title to the Shares, free and clear of any Liens and restrictions of any kind. Except for the Shares, there are no shares of capital stock or other equity securities of Camtronics outstanding.

            (b) Upon delivery to Purchaser at the Closing of the certificates representing the Shares, duly endorsed for transfer to Purchaser, and upon receipt by Seller of the Purchase Price, good and valid title to the Shares will pass to Purchaser, free and clear of any Liens or restrictions of any kind except for Liens created by Purchaser. Other than this Agreement, the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

      Section 3.5. No Conflicts. Except as set forth on Schedule 3.5, the execution and delivery by Seller of this Agreement, and the consummation of the transactions contemplated hereby will not (i) violate, conflict with, result in a breach of, or default under, or permit the termination of, or require consent under any agreement, obligation or commitment to which Seller or any of the Companies is bound, or to which any of their respective properties or assets is subject, (ii) violate any provision of any Laws to which Seller or any of the Companies is subject, (iii) violate any order, judgment or decree applicable to Seller or any of the Companies, or (iv) conflict with, or result in a breach of or default under, any term or condition of the governing documents of any of the Companies except, in the case of clauses (i), (ii) or (iii) above, for any violation, conflict, breach, default or termination that would not reasonably be expected to result in a Company Material Adverse Effect.

      Section 3.6. Consents. Except as set forth on Schedule 3.6(a), no consent, license, approval, waiver, expiration of waiting period or authorization of, or registration or declaration with, any Governmental Entity is required to be obtained or made by Seller or any of the Companies in connection with the execution, delivery, and performance of the transactions contemplated by this Agreement. Except as set forth on Schedule 3.6(b), no material creditor, Employee, client, customer or other Person having a business relationship with any of the Companies has notified any of the Companies in writing that it intends to change (in a manner which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect) such relationship because of the sale of the Shares or the transactions contemplated hereby.

      Section 3.7. Financial Statements; No Undisclosed Liabilities.

            (a) Schedule 3.7(a) sets forth (i) the unaudited balance sheet of the Companies, on a consolidated basis, as of September 30, 2005 (the "Most Recent Balance Sheet"), and the unaudited statement of income of the Companies, on a consolidated basis, for the two-month period ended September 30, 2005, and
(ii) the unaudited balance sheets of the Companies, on a consolidated basis, dated as of July 31, 2005, July 31, 2004 and July 31, 2003 and the unaudited statement of income of the Companies, on a consolidated basis, for the years ended July 31, 2005, July 31, 2004 and July 31, 2003, (the financial statements described in paragraphs (i) and (ii) above, collectively, the "Financial Statements"). The Financial Statements have been prepared in conformity with GAAP and fairly present in all material respects the financial condition and results of operations of the Companies, on a consolidated basis, as applicable as of the date thereof and for the period indicated; provided, however, that the Financial Statements referred to in clause (i) above are subject to year-end and quarter-end adjustments and do not include allocations of corporate expenses that are made on a periodic basis.

            (b) Except as set forth on Schedule 3.7(b), all customer accounts receivable of the Companies, whether reflected on the Most Recent Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business.

            (c) The Companies have no liabilities or obligations of any kind (whether absolute, accrued, contingent, determined, determinable or otherwise), except to the extent such liabilities or obligations (i) are fully reflected as liabilities or reserved for on the Most Recent Balance Sheet, (ii) are disclosed in Schedule 3.7(c) hereto, (iii) are liabilities or obligations incurred since the date of the Most Recent Balance Sheet in the ordinary course of business consistent with past practice and not in violation of any of the terms of this Agreement or (iv) are contractual and other liabilities which are not reasonably expected to result in a Company Material Adverse Effect.

            (d) The inventories of the Companies, whether reflected on the Most Recent Balance Sheet or subsequently acquired, were valued in accordance with GAAP.

      Section 3.8. Absence of Changes.

            (a) Except as set forth on Schedule 3.8 or as otherwise expressly contemplated by this Agreement, since the date of the Most Recent Balance Sheet, the Companies have conducted the Business in the ordinary course of business consistent with past practice, and there have been no changes in the Business, assets or liabilities of the Companies that could be reasonably expected to result in a Company Material Adverse Effect.

            (b) Except as set forth on Schedule 3.8, from the date of the Most Recent Balance Sheet to the Closing, the Companies have:

                  (i) maintained their properties, machinery and equipment in sufficient operating condition and repair (ordinary wear and tear excepted) to enable them to conduct the Business in all material respects in the manner in which the Business is currently conducted;

                  (ii) continued all existing insurance policies (or comparable insurance) in full force and effect;

                  (iii) not increased the rate or terms of compensation payable or to become payable by the Companies to any of their respective directors, officers, members, managers, key employees or consultants and not increased the rate or terms of any bonus, pension or other employee benefit plan covering any of their respective directors, officers, members, managers, key employees or consultants, except, in each case, increases occurring in the ordinary course of business in accordance with their respective customary practices (including normal periodic performance reviews and related compensation and benefit increases) or as required by any pre-existing Material Contract;

                  (iv) not knowingly taken any actions or failed to take actions which would reasonably be expected to result in a material adverse change in the Companies' relationships with their suppliers, customers, licensors and licensees and others having business dealings with the Companies;

                  (v) not adopted or amended in any material respect, any Company Benefit Plan, except as required by Law;

                  (vi) not permitted, allowed, or suffered any of its assets to become subjected to any Lien or other restriction of any nature other than Permitted Liens;

                  (vii) not waived any material claims or rights outside of the ordinary course of business;

                  (viii) not sold, exchanged, leased, transferred or otherwise disposed of any assets of the Companies, other than the sale of inventory in the ordinary course of business;

                  (ix) not acquired any assets, business or securities, other than the acquisition of assets in the ordinary course of business of the Companies consistent with past practices;

                  (x) not changed their accounting principles or policies except as required by GAAP;

                  (xi) incurred and paid the accounts payable and collected the accounts receivable of the Companies consistent with current and past operating practices and in the ordinary course of business;

                  (xii) not changed any method of Tax accounting, made or changed any Tax election, filed any Tax Return other than in a manner consistent with past practice, filed any material amended Tax Return or material claim for Tax refund, filed any ruling request or entered into any closing agreement or similar agreement with respect to Taxes, or settled any audit, examination or other claim for Taxes, in each case that could reasonably be expected to have an effect on the Companies for Post-Closing Tax Periods; and

                  (xiii) not agreed, whether in writing or otherwise, to do any of the actions referred to in clauses (iii) through (xii) above.

      Section 3.9. Title to Assets. Each Company has good title to all of the assets and properties which it purports to own (except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business of the Companies since the date of the Most Recent Balance Sheet) free and clear of all Liens other than Permitted Liens.

      Section 3.10. Compliance with Laws; Permits. Schedule 3.10 hereto lists each material Permit used by each of the Companies in the conduct of the Business, including all authorizations or approvals required by any federal, state or local Governmental Entity, including but not limited to the United States Food and Drug Administration and/or Health Canada. Except as set forth in
Schedule 3.10, since January 1, 2003, none of the Companies has been the subject of any voluntary or involuntary recall, seizure, detention, import alert, subpoena, summons or injunctive action by, or has received any letter or other written communication from any Governmental Entity alleging or inquiring whether the Company may have violated any federal, state or local Laws or seeking information or documents that may relate to the Company's compliance with any such Laws and each of the Companies: (i) is in compliance with all Laws applicable to it and its business assets and properties and (ii) owns or otherwise holds all Permits necessary in the conduct of its business as currently conducted or currently contemplated to be conducted, except for any noncompliance or failure to hold any such Permit that would not reasonably be expected to result in a Company Material Adverse Effect. All of the Companies' Permits are in full force and effect, none of the Companies is in material violation of any of its Permits, and the same will not be subject to suspension, modification, revocation or nonrenewal solely as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      Section 3.11. Taxes.

            (a) Except as set forth on Schedule 3.11, (i) each Company has duly and timely filed all Tax Returns required to be filed by it, (ii) all such Tax Returns have been prepared in compliance with all applicable laws and regulations and are true, correct and complete in all material respects, and
(iii) all Taxes required to be paid by each Company have been timely paid.

            (b) Except as set forth on Schedule 3.11:

                  (i) none of the Companies is currently the subject of a Tax audit, examination, claim, or administrative or judicial proceeding with respect to Taxes, nor has any such audit, claim, examination or proceeding been proposed or threatened in writing;

                  (ii) none of the Companies has consented to extend the time, or is the beneficiary of any extension of time, in which any Tax may be assessed or collected by any Governmental Entity or in which any Tax Return may be filed;

                  (iii) no Governmental Entity with which a Company does not file Tax Returns has asserted that such Company is or may be required to pay Taxes to or file Tax Returns with that Governmental Entity;

                  (iv) none of the Companies (A) is a party to any "closing agreements" described in Code Section 7121 (or any comparable provision of state, local or foreign Tax law) or (B) has requested or received any Tax ruling, transfer pricing agreements, or similar agreements, in either case that would have continuing effect after the Closing Date;

                  (v) none of the Companies has (A) participated in any "reportable transaction" or "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4 or 1.6011-4T; (B) in the past five years, been a "distributing corporation" or a "controlled corporation" in a transaction that qualifies under Section 355 of the Code; (C) been a member of an affiliated, combined or consolidated group (other than a group the common parent of which is Seller) or (D) been a party to or bound by any tax sharing, tax indemnity, or tax allocation agreement or arrangement;

                  (vi) as of the Closing Date, none of the Companies will be required to recognize for Tax purposes, in a Tax period ending after the Closing Date, any income or gain as a result of (A) using the installment method of accounting, (B) making or being required to make any change in method of accounting, or (C) in a manner inconsistent with the historic practices of the Companies, otherwise deferring the recognition of income or accelerating deductions;

                  (vii) all Taxes that any Company has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been duly paid to the proper taxing authority;

                  (viii) Seller is not a foreign person for purposes of Treasury Regulations Section 1.1445-2(b)(2)(i); and

                  (ix) Camtronics is a "consolidated target" for purposes of Treasury Regulation Section 1.338(h)(10)-1(b)(1), and owns, directly or indirectly, stock meeting the requirements of Code Section 1504(a)(2) of each of the other Companies (without regard to whether such Company is an includable corporation within the meaning of Code Section 1504(b)).

      Section 3.12. Litigation. Except as set forth on Schedule 3.12, there is no suit, legal or administrative action or arbitration pending or, to the knowledge of Seller, threatened against any of the Companies which, if adversely determined, is reasonably likely to result in liability of $10,000 or more, nor are there any judgments, decrees or orders of any Governmental Entity binding on the Companies. There are no pending or, to the knowledge of Seller, threatened, governmental investigations or inquiries or proceedings concerning the Companies or the business or operations of the Companies.

      Section 3.13. Contracts. Except as set forth on Schedule 3.13 Part I, none of the Companies is party to or is bound by, and none of the properties, assets or operations of any of the Companies is subject to, any agreement, contract, lease, license, commitment or instrument, each that is of a type described below:

            (a) any lease agreement (whether as lessor or lessee) relating to real property or personal property, other than those lease agreements which do not in any case provide for a rental of more than $20,000 per year;

            (b) any license agreement, assignment or contract (whether as licensor or licensee, assignor or assignee and whether written or oral) relating to any Company Intellectual Property Rights, other than standard, off the shelf third party licenses with Dell, Microsoft, Oracle, and the like;

            (c) any agreement, contract, lease, commitment or instrument with any party, including any customer or supplier, (i) providing for any payment in excess of $100,000 by the Company or receipts in excess of $100,000 from a customer, (ii) which does not contemplate performance within 12 months of the date hereof or (iii) which obligates the Companies to grant discounts with respect to their products, other than outstanding quotes for pending orders which include discounts consistent with prior pricing practices;

            (d) any collective bargaining or other agreement with any labor union;

            (e) any agreement relating to the acquisition or disposition of any business, corporation or other legal entity or a material amount of assets (by way of merger, consolidation, purchase, sale or otherwise);

            (f) any agreement granting any Person a Lien on any of its assets or properties, including, without limitation, any factoring agreement or agreement for the assignment of accounts receivable or inventory;

            (g) any agreement that creates a joint venture or partnership with any other Person;

            (h) any indenture, mortgage, note, bond or other evidence of Indebtedness, any credit or similar agreement under which it has borrowed any money, and any guarantee of or agreement to acquire any such obligation, of any other Person;

            (i) any agreement which restricts it from entering into any new or existing line of business or any agreement which contains geographic restrictions on its ability to conduct business activities (including a covenant not to compete);

            (j) any guarantee of third party obligations; or

            (k) any other agreement which is material to the Business or financial condition of the Companies, taken as a whole.

      Except as set forth on Schedule 3.13 Part II, all agreements, contracts, leases, licenses, commitments or instruments of the Companies listed or required to be listed on Schedule 3.13 Part I (collectively, the "Material Contracts") are valid, binding and in full force and effect and are enforceable by the Companies in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization, or moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth on Schedule 3.13 Part III,
(i) the Companies have performed all material obligations required to be performed by them to date under the Material Contracts, and are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, and (ii) to the knowledge of Seller, no other party to any of the Material Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Correct and complete copies of all written Material Contracts (and true and complete summaries of all oral Material Contracts) have been made available to Purchaser prior to the date hereof.

      Section 3.14. Broker's and Finder's Fee. The Companies have not employed any broker, finder, or financial intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker's, finder's or similar fee or commission in connection therewith.

      Section 3.15. Employee Benefit Plans.

            (a) Plans. Schedule 3.15(a) contains a true and complete list of each Company Benefit Plan and each written Employee Agreement. None of the Companies or any ERISA Affiliate has any plan or commitment to establish any new Company Benefit Plan, to enter into any Employee Agreement or to modify or to terminate any Company Benefit Plan or Employee Agreement (except to the extent required by law or to conform any such Company Benefit Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Purchaser, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated in writing to Employees.

            (b) Documents. The Companies have provided, or have caused to be provided, to Purchaser:

                  (i) current, accurate and complete copies of all material documents embodying or relating to each Company Benefit Plan and each written Employee Agreement, including all amendments thereto, written interpretations thereof, side letters of understanding and trust or funding agreements with respect thereto;

                  (ii) the two (2) most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Company Benefit Plan or related trust;

                  (iii) the most recent determination letter received from the IRS, if any, for each Company Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code;

                  (iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Benefit Plan;

                  (v) all material written communications to any Employee or Employees relating to each Company Benefit Plan since January 1, 2003;

                  (vi) a schedule of all Employees who have been granted options to purchase capital stock in any of the Companies or Seller, the dates of such grants, the dates such options are exercisable, the vesting periods of such options and a summary of the obligations of Purchaser with respect to such options which are unvested as of the date hereof; and

                  (vii) current, accurate and complete copies of all special written agreements entered into on or after July 8, 2005 relating to, among other subjects, severance or retention payments pursuant to which (1) severance payments are to be made to Employees whose employment with any of the Companies is terminated within six months after the Closing Date or (2) retention payments are to be made to Employees.

            (c) Compliance. With respect to each Company Benefit Plan; provided, however, that (1) subsections (iii), (iv), (vii), and (x) of this Section 3.15(c) shall only apply to Company Benefit Plans maintained for the benefit of Employees based in the United States and (2) subsection (xi) of this Section 3.15(c) shall only apply to Company Benefit Plans maintained for the benefit of Employees based outside of the United States:

                  (i) each of the Companies and each ERISA Affiliate has performed in all material respects all obligations required to be performed by such Company or ERISA Affiliate under each Company Benefit Plan and written Employee Agreement and none of the Companies nor any ERISA Affiliate is in material default under, or in material violation of, any Company Benefit Plan or Employee Agreement;

                  (ii) except as set forth on Schedule 3.15(c)(ii), each Company Benefit Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with all Laws, including but not limited to ERISA, the Code and the Health Insurance Portability and Accountability Act, including without limiting the foregoing, the timely filing of all required reports, documents and notices, where applicable, with the IRS and the Department;

                  (iii) each Company Benefit Plan intended to qualify under
Section 401 of the Code is so qualified and a determination letter has been issued by the IRS to the effect that each such Company Benefit Plan is so qualified and that each trust forming a part of any such Company Benefit Plan is exempt from Tax pursuant to Section 501(a) of the Code and no circumstances exist which would reasonably be expected to adversely affect this qualification or exemption;

                  (iv) no "prohibited transaction," within the meaning of
Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Benefit Plan that has resulted in a Company Material Adverse Effect;

                  (v) no action or failure to act and no transaction or holding of any asset by, or with respect to, any Company Benefit Plan has subjected, or would be reasonably expected to subject, any of the Companies or any ERISA Affiliate or any fiduciary to any material Tax, penalty or other liability, whether by way of indemnity or otherwise;

                  (vi) there are no actions, proceedings, arbitrations, suits or claims pending, or to the knowledge of Seller, threatened or anticipated (other than routine claims for benefits) against any of the Companies or any ERISA Affiliate or any administrator, trustee or other fiduciary of any Company Benefit Plan with respect to any Company Benefit Plan or Employee Agreement, or against any Company Benefit Plan or against the assets of any Company Benefit Plan that could reasonably be expected to result in a Company Material Adverse Effect;

                  (vii) no event or transaction has occurred with respect to any Company Benefit Plan that would result in the imposition of any material Tax under Chapter 43 of Subtitle D of the Code;

                  (viii) each Company Benefit Plan can be amended, terminated or otherwise discontinued without material liability to any of the Companies or any ERISA Affiliate;

                  (ix) each of the Companies and each ERISA Affiliate has made all payments with respect to all periods through the date hereof, which are required by each Company Benefit Plan, each related trust, each collective bargaining agreement or by law to be made to, or with respect to, each Company Benefit Plan (including all insurance premiums or intercompany charges with respect to each Company Benefit Plan as well as all discretionary contributions to the Analogic 401(k) Plan consistent with past practice);

                  (x) no Company Benefit Plan is under audit or investigation by the IRS, the Department, the PBGC or the Department of Health and Human Services and to the knowledge of Seller no such audit or investigation is pending or threatened; and

                  (xi) (A) if the Company Benefit Plan is intended to qualify for special tax treatment, it meets all requirements for such treatment; and (B) if the Company Benefit Plan is intended to be funded and/or book-reserved, it is appropriately funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions.

            (d) Pension Plans; Multiemployer Plans. None of the Companies or any ERISA Affiliate presently sponsors, maintains, contributes to, nor is any of the Companies or any ERISA Affiliate required to contribute to, nor has any of the Companies or any ERISA Affiliate ever sponsored, maintained, contributed to, or been required to contribute to, a Pension Plan which is subject to Title IV of ERISA. At no time during the last six years has any of the Companies or any ERISA Affiliate contributed to or been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any Multiemployer Plan.

            (e) No Post-Employment Obligations. Except as set forth on Schedule 3.15(e), none of the Companies or any ERISA Affiliate: (i) maintains or contributes to any Company Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code or other Law; or

(ii) has ever represented or promised in writing to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by
Section 4980B of the Code or other Law.

            (f) Effect of Transaction. Except as set forth on Schedule 3.15(f), the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events that are the result of actions of Seller): (i) constitute an event under any Company Benefit Plan, Employee Agreement, trust or loan that will or would reasonably be expected to result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Companies or Purchaser to amend or terminate any Company Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will be made by any of the Companies with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

            (g) Labor. No work stoppage or labor strike against any of the Companies by Employees is pending or, to the knowledge of Seller, threatened. None of the Companies: (i) is involved in or, to the knowledge of Seller, threatened with any labor dispute, grievance, or litigation relating to labor matters involving any Employees, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints; (ii) is involved in, or threatened in writing with, any action claiming or relating to unfair labor practices within the meaning of the National Labor Relations Act; or (iii) is presently, nor has been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no such agreement or contract is currently being negotiated by Seller or any of its Affiliates. No Employees are currently represented by any labor union for purposes of collective bargaining and, to the knowledge of Seller, no activities the purpose of which is to achieve such representation of all or some of such Employees are threatened or are ongoing or have resulted in any petition for a representation election filed with the National Labor Relations Board in the past three (3) months.

            (h) Controlled Group Liability. None of the Companies has any liability, contingent or otherwise, to, or, with respect to, any Benefit Plan (other than the Company Benefit Plans and written Employee Agreements which are listed on Schedule 3.15(a)), which is now or previously has been sponsored, maintained, contributed to, or required to be contributed to, by any of the Companies or any ERISA Affiliate.

      Section 3.16. Intellectual Property.

            (a) Each item of Company Intellectual Property Rights which is a patent, patent application, trademark, trademark application, service mark, service mark application, domain name, corporate name, copyright registration, copyright application, mask work registration, mask work application, license, sublicense, agreement, or permission (other than licenses and sublicenses granted by the Companies in the ordinary course of business) and which is presently used in the Business as currently conducted is set forth on Schedule 3.16(a), and Seller has made available to Purchaser true and complete copies of all written documentation evidencing ownership of each item identified on Schedule 3.16(a). Except as set forth on Schedule 3.16(a):

                  (i) the Companies, individually or collectively, (1) are the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any Liens, license or other restrictions), all Company Intellectual Property Rights (including but not limited to the Company Intellectual Property Rights set forth on Schedule 3.16(a)), (2) have rights to the use of all Company Intellectual Property Rights pursuant to an agreement, license, sublicense, permission or other Contract (and is not contractually obligated to pay any compensation or grant any rights to any third party in respect thereof) or (3) have the right to require the applicant of any Company Intellectual Property Right which constitutes an application for registration, including, but not limited to, all patent applications, trademark applications, service mark applications, copyright applications and mask work applications, to transfer ownership to the Companies, individually or collectively, of the application and of the registration once it issues;

                  (ii) all Company Intellectual Property Rights which are registrations, including, but not limited to, all registered patents, trademarks, service marks, domain names, copyrights and mask works, are subsisting and in full force and effect and, to the knowledge of Seller, valid, and, to the knowledge of Seller, there has been no act by any of the Companies or any of their managers, officers, employees, shareholders, attorneys or agents during the prosecution or registration of, or any other proceeding relating to, any of the Company Intellectual Property Rights or any other fact which could reasonably be expected to render invalid or unenforceable, or negate the right to issuance of any other Company Intellectual Property Rights;

                  (iii) no action, suit proceeding, hearing, investigation, charge, complaint, claims or demand has been made, is pending, has been asserted in writing or, to the knowledge of Seller, is threatened by any Person, nor is there any basis for any bona fide claims, challenging the ownership, legality, use, validity, enforceability or effectiveness of any of the Company Intellectual Property Rights;

                  (iv) to the knowledge of Seller, no third party, including any Employee, has interfered with, infringed upon, misappropriated, used without authorization or otherwise come into conflict in any material respect with any Company Intellectual Property Right; and

                  (v) the Companies have not infringed on, interfered with, misappropriated, or otherwise come into conflict with, and, to the knowledge of Seller the continued operation of the Companies' business as has been conducted and as currently conducted will not infringe on, interfere with, misappropriate, or otherwise come into conflict with any Intellectual Property Right of any other Person, and no such claim has been asserted in writing or is, to the knowledge of Seller, threatened by any Person (including any claim that any of the Companies must license or refrain from using any Intellectual Property Rights of any third party) nor to the knowledge of Seller, is there any basis for any bona fide claims therefor.

            (b) Except as provided on Schedule 3.16(b), none of the Companies has granted any interest or other rights in any of the Company Intellectual Property Rights nor has any Company Intellectual Property Right been assigned or transferred to any other Person, and none of the Companies has licensed or sublicensed any Company Intellectual Property Right to any other Person, other than non-exclusive licenses to use Company Intellectual Property granted to customers under contracts entered into in the ordinary course of business.

            (c) The Company Intellectual Property Rights includes all the Intellectual Property Rights that are used or held for use for the ownership, maintenance and operation of the Companies' properties, assets and the conduct of the Business; and the Companies have the rights to use all of the Company Intellectual Property Rights in all jurisdictions in which any of the Companies conducts or proposes to conduct its business.

            (d) The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby will not alter or impair or result in the loss of any rights or interests of any of the Companies in any Company Intellectual Property Rights and all such Company Intellectual Property Rights will be owned or available for use by the Companies on identical terms and conditions immediately subsequent to the Closing.

            (e) None of the Company Intellectual Property Rights is subject to any outstanding judgments, decrees or orders of any Governmental Entity binding on any of the Companies or any agreement or contract to which any of the Companies is a party restricting in any manner the use or licensing thereof by the Companies.

            (f) Except as set forth on Schedule 3.16(f), the Companies have taken commercially reasonable action to maintain and protect each item of the Company Intellectual Property Rights, including, without limitation, entering into valid and effective confidentiality/non-disclosure agreements with any third parties or Employees to whom it discloses any confidential information or trade secrets which are the Company Intellectual Property Rights and making all filings or and all payments of all maintenance and similar fees for any Company Intellectual Property Rights which are registrations or applications for registrations.

            (g) Except as provided on Schedule 3.16(g), the Companies have not agreed to, or entered into, any agreement or contract to indemnify any other Person against any charge of or actual infringement or misappropriation of, or interference or other conflict with, any of the Company Intellectual Property Rights other than pursuant to non-exclusive licenses to use Company Intellectual Property granted to customers under contracts entered into in the ordinary course of business.

            (h) Except as set forth on Schedule 3.16(h), there are no agreements, contracts, understandings or arrangements, whether written or oral, in effect with third parties for the conversion, modifications or enhancements of the Company Intellectual Property.

            (i) Except as set forth on Schedule 3.16(i), the Companies have obtained valid and effective work-for-hire agreements and assignments from all of their Employees (collectively, the "Inventors") of all such Inventors' rights in any Company Intellectual Property Rights and, to the knowledge of Seller, no Inventors have been or are currently in material breach of any agreement with the Companies.

            (j) The Companies and, to the knowledge of Seller, no other party to any material license, sublicense, agreement, permission or other agreements, contracts, understandings or arrangements, whether written or oral, relating to any Company Intellectual Property Right is in material breach or default or has repudiated any provision thereof, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder, nor to the knowledge of Seller, is there any basis for any bona fide claims thereof. With respect to any Company Intellectual Property Right which is licensed by third-party licenses to any of the Companies and sublicensed to third party sublicenses, none of the Companies has granted any rights to such third-party sublicensees greater than the rights it receives from such third-party licensors, or incurred any obligations to such third-party sublicensees greater than the obligations of such third-party licensors to itself.

      Section 3.17. Insurance. Except as set forth on Schedule 3.17, all policies of insurance and fidelity or surety bonds with respect to the Companies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. Except as set forth on Schedule 3.17, there are no claims by any of the Companies as to which any insurance company is denying liability or defending under a reservation of rights or similar causes. The activities and operations of the Companies have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies and, except as set forth on Schedule 3.17, proper notice of all known claims that the Companies reasonably believe they have under such insurance policies, has been given to the providers of such insurance policies.

      Section 3.18. Affiliate Matters. Except as set forth on Schedule 3.18, and other than the Shares, neither Seller nor any other Affiliate of the Companies has any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the Business as currently conducted and neither Seller nor any other Affiliate of the Companies has any direct or indirect ownership interest or economic interest in any Person with which the Companies compete or with which they have a business relationship.

      Section 3.19. Software.

            (a) Except as set forth on Schedule 3.19 and for customer license agreements entered into in the ordinary course of business, none of the Companies has granted to any third party (i) any right to reproduce, distribute or market any of the Products or any adaptations, translations, or derivative works based on the Products or any portion thereof or (ii) any license to any of the Products.

            (b) Except as set forth on Schedule 3.19, no Person has been licensed to use, modify or maintain, or has lawful access to, any source code developed in respect of the Products.

            (c) Except as set forth on Schedule 3.19, the Products are free from all known viruses, worms, trojan horses, and other contaminants and do not contain any bugs, errors, or problems that, in each case, would reasonably be expected to materially disrupt the operation of the business of the customers and end-users of the Companies. The Products operate in accordance with any specifications, manuals, guides or other similar documentation, in written or electronic form, made available by the Companies to their customers and end users. The Companies have taken commercially reasonable steps to secure the Products from unauthorized access, penetration, intrusion, or security or firewall breach, as installed with the Companies' customers and end-users or as accessible by the Companies' customers and end-users.

            (d) Except as set forth on Schedule 3.19, none of the Intellectual Property owned or, to the knowledge of Seller, licensed by any of the Companies contains any Intellectual Property licensed to any of the Companies pursuant to a GNU General Public License or similar open source license.

      Section 3.20. Environmental Matters. The Companies are in compliance in all material respects with all applicable Environmental Laws. The Companies have not caused, arranged or allowed, or contracted with any party for, the transportation, treatment, storage or disposal of any Hazardous Substance. No Hazardous Substance has been released by any of the Companies or their Affiliates into the environment on or from any of the Companies' premises which is required under applicable Environmental Laws to be investigated, abated or remediated by the Companies. The Companies are not the subject of any material claims, notices, complaints, proceedings or investigations alleging a violation of, or liability under, Environmental Laws. To the knowledge of Seller, there are no past or present conditions, events, circumstances or facts that can reasonably be expected to form the basis of any claim or Litigation against or involving any of the Companies based on or related to any violation of any Environmental Law.

      Section 3.21. Real Property.

            (a) The Camtronics Facility is the only real property owned by the Companies. There is no condemnation pending or, to the knowledge of the Company, threatened affecting the Camtronics Facility. Except as set forth on Schedule
3.21 or in the Title Policy covering the Camtronics Facility that Seller has provided to Purchaser, (i) during Camtronics' ownership of the Camtronics Facility, Camtronics has maintained legal and beneficial ownership thereof, (ii) Camtronics has good and valid fee title thereto, and (iii) the Camtronics Facility is not subject to any Liens other than Permitted Liens. As of the date hereof, Camtronics has the right to sell the Camtronics Facility, and to the knowledge of Seller there are no options, rights of first refusal or first offer or contracts of sale affecting the Camtronics Facility and there are no leases, tenancies or other occupancies affecting the Camtronics Facility.

            (b) Each building or improvement on the Camtronics Facility that is used by any of the Companies in connection with the Business is in good condition and working order (reasonable wear and tear excepted) and suitable for the operation of the Business as currently being conducted at the Camtronics Facility, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (c) Schedule 3.21 lists all real property leased by the Companies as lessee or sublessee (the "Leased Facilities"). Except as set forth on Schedule 3.21, each lease or sublease pursuant to which any Company is entitled to use and occupy any Leased Facility is legally valid, binding and enforceable against such Company, and in full force and effect, and no material breach or default by such Company exists, and no event has occurred which, with notice or lapse of time, would constitute a material beach or default or permit termination, modification, or acceleration thereunder.

      Section 3.22. Books and Records. The minute books and corporate records of each of the Companies contain accurate copies of the minutes of all formal board of directors, director committee or shareholders meetings of such Company and of all written consents executed in lieu of the holding of any such meeting, in each case to the extent such minutes or written consents include material actions of the board of directors or shareholders of such Company.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

      Section 4.1. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as it is now being conducted. Purchaser is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification necessary and the absence of such qualification would materially hinder or impair the consummation of the transactions contemplated hereby.

      Section 4.2. Authority. Purchaser has full power and authority to execute and deliver this Agreement, to perform all its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action (corporate or otherwise) of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, or moratorium and other similar laws relating to or attacking creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 4.3. No Conflicts; Consents. Except as set forth on Schedule 4.3(a), the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of any applicable Law, rule or regulation to which Purchaser is subject, (ii) violate any order, judgment or decree applicable to Purchaser,
(iii) conflict with, or result in a breach of or default under, any term or condition of the charter or bylaws or other governing documents of Purchaser,
(iv) violate, conflict with, result in a breach of, or default under, or permit the termination of, or require the consent under any agreement, obligation or commitment to which Purchaser is bound, or to which any of its properties and assets is subject except, in the case of (iv), as would not hinder or impair the consummation of the transactions contemplated hereby. Except at set forth on
Schedule 4.3(b), no consent, license, approval, waiver, expiration of waiting period or authorization of, or registration or declaration with, any Governmental Entity which has not, as of the date hereof, been obtained, is required to be obtained or made by Purchaser in connection with the execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement.

      Section 4.4. Broker's and Finder's Fee. Except for Wachovia Securities, Purchaser has not employed any broker, finder, consultant or financial intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker's, finder's or similar fee or commission in connection therewith.

      Section 4.5. Litigation. There is no suit, legal or administrative action or arbitration pending or, to the knowledge of Purchaser, threatened against Purchaser which, if adversely determined, would hinder or impair the consummation of the transaction contemplated hereby, nor are there any judgments, decrees or orders of any Governmental Entity binding on Purchaser which would hinder or impair the consummation of the transactions contemplated hereby. There are no pending or, to the knowledge of Purchaser, threatened governmental investigations or inquiries or proceedings concerning Purchaser or the business or operations of Purchaser which would hinder or impair the consummation of the transactions contemplated hereby.

      Section 4.6. Purchase for Investment. Purchaser is purchasing the Shares for its own account for investment only and not with a view to or for resale in connection with any distribution of any of the Shares, except in compliance with the Securities Act 1933, as amended, and all other applicable laws.

      Section 4.7. Due Diligence Investigation. As of the date hereof, Purchaser does not have actual knowledge of any breach by Seller of the representations and warranties made by Seller in Article IV of this Agreement. As used herein, "actual knowledge of Purchaser" shall mean and be limited to the actual knowledge of the following individuals: Donna Kralowetz, Vice President - Finance; Scott McFarland, Vice President - Business Development, Rob Grubb, Senior Vice President - Sales and Vicki Moore, Director - Human Resources.

                                    ARTICLE V
                                    COVENANTS

      Section 5.1. Non-Competition; Non-Solicitation.

            (a) From and after the Closing until the second anniversary of the Closing Date, Seller shall not (i) engage in the Business in North America; or
(ii) directly or indirectly solicit, encourage, entice or induce any Employee to terminate his or her employment with any of the Companies. Notwithstanding the foregoing, Seller shall not be prohibited from:

                  (i) continuing to engage in any type of business conducted by Seller as of the date hereof which is not part of the Business being sold to Purchaser or selling products or services that are under development by Seller as of the date hereof and are not part of the Business being sold to Purchaser;

                  (ii) acquiring or owning less than 5% (by voting power) of the outstanding capital stock of any publicly-traded company which is engaged in business of the type currently being conducted by the Companies; or

                  (iii) acquiring any entity which is engaged in the Business if: (A) in its last full fiscal year prior to such acquisition, the consolidated revenues of such entity from its engagement in the Business constituted less than 25% of the total revenues of such entity; and (B) during the eight-month period following the closing of such acquisition, Seller shall use good faith efforts to sell that portion of the business of such entity as constitutes business of the type currently being conducted by the Companies.

            (b) The parties acknowledge and agree that if a breach occurs under this Section 5.1, any remedy of law would be inadequate and that the affected party, in addition to seeking monetary damages in connection with any such breach, shall be entitled to specific performance, injunctive or other equitable relief to prevent or restrain a breach of this Section 5.1 or to enforce the provisions of this Section 5.1.

      Section 5.2. Tax Matters.

            (a) Tax Indemnification.

                  (i) Seller shall indemnify Purchaser and its Affiliates (including the Companies) and hold them harmless from all liabilities for all Losses arising in connection with Taxes of or imposed upon the Companies (whether or not accrued, assessed or currently due and payable) for any Pre-Closing Tax Period (including, for the avoidance of doubt, any Taxes resulting from the deemed consummation of an assets sale under a Section 338(h)(10) Election if the same has been made by the parties).

                  (ii) Purchaser shall, and shall cause the Companies to, indemnify Seller and its Affiliates and hold them harmless from all liabilities for all Losses arising in connection with Taxes of or imposed upon the Companies (and/or their successors in interest) for any Post-Closing Tax Period (excluding, for the avoidance of doubt, any Taxes resulting from the deemed consummation of an assets sale under a Section 338(h)(10) Election if the same has been made by the parties).

                  (iii) Each of Purchaser and Seller shall bear 50% of the cost of all transfer, documentary, stamp, sales, excise, use, registration and other Taxes or recording fees payable in respect of the transfer of the Shares including, without limitation, any real property transfer and gains Taxes. Purchaser, at its own expense, shall file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees. Seller shall cooperate with Purchaser in the preparation and signing of such Tax Returns.

                  (iv) In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"): (1) the Taxes of the Companies allocable to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each period; and (2) the taxable period of any partnership or other pass-through entity in which any of the Companies holds a beneficial interest shall be deemed to terminate on the Closing Date.

            (b) Procedures Relating to Indemnification of Tax Claims.

                  (i) If one party is responsible for the payment of Taxes pursuant to Section 5.2(a) (the "Tax Indemnifying Party"), and the other party (the "Tax Indemnified Party") receives notice of any deficiency, proposed adjustment, assessment, audit, examination, suit, dispute or other claim (a "Tax Claim") with respect to such Taxes, the Tax Indemnified Party shall promptly notify the Tax Indemnifying Party in writing of such Tax Claim. If notice of a Tax Claim is not given to the Tax Indemnifying Party, the Tax Indemnifying Party shall not be liable to the Tax Indemnified Party to the extent that the Tax Indemnifying Party position is actually prejudiced as a result thereof. Additionally, if either party receives any notice of any proposed Tax Claim which could result in further Tax Claims applicable to any period during which the other party operated the Companies, the party receiving such notice shall notify and consult with the other party prior to agreeing to any settlement of such proposed Tax Claims.

                  (ii) With respect to any Tax Claim, the Tax Indemnifying Party shall, at its own expense, assume and control all proceedings taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may pursue or forego any and all administrative proceedings with any Taxing authority with respect thereto, and may either pay the Tax claimed and sue for a refund or contest the Tax Claim in any permissible manner; provided, however, that Seller and Purchaser shall jointly control all proceedings taken in connection with any such Tax Claim if such Tax Claim relates to Taxes for which Purchaser or the Companies are liable and Seller or any of its Affiliates is also liable; and provided, however, that the Tax Indemnified Party shall be entitled to participate in any Tax Claim the settlement of which could reasonably be expected to have any material adverse effect on such Tax Indemnified

Party. The Tax Indemnifying Party shall keep the Tax Indemnified Party informed of the progress of all Tax Claims and shall provide copies of all written communications with any Governmental Entity related to such Tax Claims. Despite the forgoing, Purchaser shall have the sole right at its expense, to control any Tax Claim relating to any Straddle Period, provided, however, that Sellers shall be entitled to participate in such Tax Claim.

                  (iii) The Tax Indemnified Party and each of its Affiliates shall cooperate with the Tax Indemnifying Party in contesting any Tax Claim, which cooperation shall include the retention and (upon the Tax Indemnifying Party's request) the provision to the Tax Indemnifying Party of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

                  (iv) In no case shall the Tax Indemnified Party settle or otherwise compromise any Tax Claim without the Tax Indemnifying Party's prior written consent. The Tax Indemnifying Party shall not settle a Tax Claim without the consent of the Tax Indemnified Party if such settlement could reasonably be expected to have an adverse effect on Purchaser in a Post-Closing Tax Period.

            (c) Responsibility for Preparation and Filing of Tax Returns and Amendments.

                  (i) For any Tax period of the Companies that includes (but does not end) on the Closing Date, Purchaser shall timely prepare and file with the appropriate authorities all Tax Returns required to be filed and shall pay all Taxes due with respect to such Tax Returns; provided that, with respect to such Tax Returns, Seller shall reimburse Purchaser for any amount owed by Seller pursuant to Section 5.2(a)(i) and the last sentence of this paragraph. Purchaser shall furnish such Tax Returns to Seller for its review and comment at least 30 days prior to the due date for filing such Tax Returns, and Seller shall remit to Purchaser the amount of Taxes that is the responsibility of Seller with respect to such Tax Return at least three (3) days prior to such due date. All such Tax Returns shall be prepared on a basis consistent with past practice of the Seller, except as required by law, and, except as consistent with prior practice, not in a manner designed to accelerate income to the period for which the Seller is liable or defer deductions into a period for which Purchaser is liable.

                  (ii) For any Tax period of the Companies ending on or prior to the Closing Date, Seller shall timely prepare and Purchaser or Seller, as appropriate, shall timely file with the appropriate authorities all Tax Returns of the Companies required to be filed. All such Tax Returns shall be prepared on a basis consistent with past practice, except as required by law, and, except as consistent with prior practice, not in a manner designed to defer income to the period for which Purchaser is liable or accelerate deductions into a period for which Seller is liable. Taxes due with respect to such Tax Returns shall be the responsibility of Seller. Any such Tax Return shall be furnished by Seller to Purchaser or the appropriate Company, as the case may be, for its review and comment at least 30 days prior to the due date for filing such Tax Returns. To the extent the signature of any officer, employee, or agent of any of Purchaser or any of its Affiliates (including the Companies) is requested or required in connection with the filing of any such Tax Return, Seller shall not file such Tax Return without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Upon giving such consent, Purchaser shall cause the appropriate individual to sign such Tax Return. Purchaser and Seller agree to cause the Companies to file all Tax Returns for the period including the Closing Date on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant Taxing authority will not accept a Tax Return filed on that basis.

                  (iii) Seller shall not amend any Tax Return of the Companies without the prior written consent of Purchaser, provided, however, that in the case of any return in which the Company was included in a consolidated, combined or unitary return with Seller or its Affiliates, Seller shall be permitted to amend such Tax Return, to the extent that the amendment to such Tax Return could not reasonably be expected to adversely affect Purchaser or any of the Companies for the Post-Closing Tax Period.

            (d) Cooperation.

                  (i) Each of Seller, the Companies, and Purchaser shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving and mitigating all disputes and audits with respect to all taxable periods.

                  (ii) Such cooperation shall include the retention and, at the time and place mutually agreed upon by the parties, the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, to the extent such information and/or explanation is readily available and within the control of the party to which such request is made. The responsibility to retain records and information shall include the responsibility to (i) retain such records and information as are required to be retained by any applicable Taxing authority, and (ii) retain such records and information in machine-readable format where appropriate (to the extent such records and information are in such format as of the Closing Date) such that the requesting party shall be able to readily access such records and information. Purchaser and Seller shall (i) retain all books and records with respect to Tax matters pertinent to each of the Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention arrangements entered into with any Taxing Authority, and (ii) give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Purchaser, or Seller, as the case may be, shall allow the other party to take possession of such books and records at its sole cost and expense. Any information or explanation obtained pursuant to this Section 5.2(d)(ii) shall be maintained in confidence, except (i) as may be legally required in connection with claims for refund or in conducting or defending any Tax audit or other proceeding, (ii) to the extent the disclosing party provides written permission for such disclosure, or (iii) to the extent such information relates to the tax structure or tax treatment of the transactions contemplated by this Agreement.

            (e) Section 338(h)(10) Election. Seller will join with the Purchaser in making a joint election under Code Section 338(h)(10) (and any corresponding election under applicable state or local Law) to treat the effective purchase and sale of Camtronics stock hereunder as an acquisition of Camtronics' assets (a "Section 338(h)(10) Election"). Purchaser shall be allowed to make an election under Code Section 338(g) with respect to any subsidiary of Camtronics (each such election being, a "Section 338(g) Election"). At the Closing, Seller shall deliver to Purchaser a duly executed Internal Revenue Service Form 8023 and any corresponding forms under applicable state or local Law (collectively, the "Section 338 Election Forms") with respect to any election to be made under Code Section 338. In the event that the purchase of the Shares under this Agreement fails to qualify for treatment under Section 338(h)(10) of the Code (or fails to qualify for any election under Section 338(g) of the Code requested by Purchaser) or any analogous provision of state or local law, Seller shall be responsible for and shall indemnify and hold Purchaser harmless from any Tax detriment suffered by Purchaser (such Tax detriment to be calculated on a present value basis at the time Purchaser receives notice of such failure to qualify) but only to the extent such failure to qualify is caused by Seller. A failure to qualify for treatment under Section 338(h)(10) of the Code (or
Section 338(g) of the Code) or any analogous provision of state or local law is "caused by Seller" if such failure is caused by any one or more of (i) a failure of Seller to timely provide valid and properly executed Section 338 Election Forms, or (ii) any breach of representation, warranty or covenant contained in this Agreement by Seller.

            (f) Purchase Price Allocation. The allocation of the Purchase Price among the assets of the Companies shall be made as determined by Purchaser and consented to by Seller, and in accordance with Sections 338 and 1060 of the Code and any comparable provisions of state, local or foreign law, as appropriate. Such allocations shall be set forth on a schedule to be prepared by Purchaser and delivered to Seller within 90 days after the Closing Date. Seller shall have 20 days following delivery of the allocations schedule to it to give written notice to Purchaser (which notice shall contain reasonable supporting details) that Seller disputes the allocations set forth on such schedule. If Seller does not respond to Purchaser within 20 days following delivery to it of the allocation schedule, Seller shall be deemed to have consented to the allocation set forth on such schedule. Upon delivery of such notice to Purchaser, Seller and Purchaser shall in good faith attempt to agree to a mutually acceptable allocation. With respect to any items to be included on the allocations schedule as to which Purchaser and Seller are unable to agree, the allocations proposed by Purchaser shall be reflected on the allocations schedule provided the Accountant determines that such allocation is reasonable. Purchaser shall pay one half of the cost of any review by the Accountant under this Section 5.2(f) and Seller shall bear the other half of such cost. Seller and Purchaser shall file all Tax Returns (including amended returns and claims for refund) consistent with this allocation.

            (g) Refunds and Credits.

                  (i) If Purchaser receives a refund with respect to Taxes arising in a Pre-Closing Tax Period, Purchaser shall pay within 30 days following the receipt of such Tax refund, the amount of such Tax refund to Seller, net of any Tax costs of the receipt of such refund.

                  (ii) If Seller receives a Tax refund with respect to Taxes arising in any Post-Closing Tax period, within 30 days following the receipt of such Tax refund, Seller will pay the amount of such Tax refund to Purchaser, net of any Tax costs of the receipt of such refund.

                  (iii) Any refunds of Taxes of the Companies for any Straddle Period shall be equitably apportioned between Seller and Purchaser in accordance with Section 5.2(a)(iv).

                  (iv) Purchaser shall cause each Company to elect, where permitted by applicable Law, to carry forward any Tax loss or credit arising in a Post-Closing Tax Period that would, absent such election, be carried back to a Pre-Closing Tax Period in which the Company was included in a consolidated, combined or unitary return with Seller or its Affiliates.

                  (v) To the extent that any Tax loss or credit arising in a Post-Closing Tax Period is required to be carried back under local tax law to a Pre-Closing Tax Period, and such carryback results in a tax refund of Taxes arising in the Pre-Closing Tax Period, such refund shall be for the benefit of Purchaser, net of any Tax costs to Seller or its Affiliates of such refund.

      Section 5.3. Employment and Benefit Arrangements.

            (a) From and after the Closing Date, for a period of not less than
(1) year, Purchaser shall cause the Companies to provide the Employees (other than former or retired Employees), pension and welfare benefits (but not cash incentive or equity-based compensation) that are in the aggregate, either, (i) not less favorable than those provided to them by the Companies immediately before the Closing Date or, (ii) not less favorable than the pension and welfare benefits (but not cash incentive or equity-based compensation) provided to similarly situated employees of Purchaser, in Purchaser's sole discretion; provided that nothing herein shall prevent the amendment or termination of any Company Benefit Plan or interfere with the Companies' right or obligation to make such changes as are necessary to conform with applicable law.

            (b) For purposes under the plans, programs and arrangements of Purchaser relating to pension and welfare benefits (but not cash incentive or equity-based compensation) (each, a "Purchaser Benefit Plan"), each Employee (other than former or retired Employees) shall be credited with all years of service for which such Employee was credited before the Closing Date under any comparable Company Benefit Plans for purposes of eligibility and vesting and benefit levels where benefit levels depend on length of service (but not for the purpose of benefit accrual or any early retirement subsidies or severance). In addition, and without limiting the generality of the foregoing, Purchaser shall waive any applicable waiting periods, pre-existing conditions or actively-at-work requirements and shall give such employees credit under the new coverages or benefit plans for deductibles, co-payments and out-of-pocket payments that have been paid during the year in which the transaction occurs.

            (c) Nothing contained in this Agreement shall restrict the ability of Purchaser and its affiliates to terminate the employment of any Employee for any reason at any time after the effective date of his or her employment with Purchaser and its Affiliates.

            (d) Purchaser acknowledges and agrees that immediately following the Closing, all of the Employees (other than former or retired Employees) will be employees of the applicable Company at which he or she was employed immediately prior to the Closing. Except as otherwise provided in this Agreement, Purchaser shall be responsible for (and Seller shall not be responsible for) all obligations and liabilities to Employees (other than former or retired Employees not listed on Schedule 5.3(d)) that are payable after the Closing Date, including without limitation obligations for (i) compensation, salary, commissions, and accrued vacation, and (ii) performance incentives, severance, retention payments, benefits, and other obligations under or arising from the written agreements and items set forth on Schedule 5.3(d); provided, however that, Seller shall be responsible for, and shall indemnify Purchaser against, obligations and liabilities for (i) any special payments to be made to Employees whose employment with any of the Companies is terminated within six (6) months after the Closing Date and which payments are made pursuant to written agreements not set forth on Schedule 5.3(d) and that were entered into on or prior to the Closing Date and (ii) performance incentives and retention payments, which payments are made pursuant to written agreements not set forth on Schedule 5.3(d) and that were entered into on or prior to the Closing Date.

            (e) Seller shall be responsible for (and Buyer shall not be responsible for) all obligations and liabilities to Employees payable in the ordinary course of the business of the Companies, and consistent with past practices, including without limitation the payroll cycle of the Companies, prior to the Closing Date except that Purchaser shall reimburse Seller for salary payments (less any employee health plan premiums) due and paid to Employees (other than former or retired Employees) on the next payroll date of November 4, 2005; provided that, the Closing Date occurs on or prior to such date.

            (f) Purchaser acknowledges that each Company Benefit Plan for Employees based in the United States is sponsored by Seller and that the Companies shall cease to be participating employers (i) on the Closing Date, with respect to such Company Benefit Plans that are not Welfare Benefit Plans providing medical or dental benefits (the "Health Plans") and (ii) following the end of the Benefit Transition Period (as defined in Section 5.3(h)), with respect to the Health Plans. Seller shall be responsible for all payments to, or required under, such Company Benefit Plans and for any of the obligations and payments under the Shared Health Plan (as defined in Schedule 3.15(e)) for any Employees who terminated employment on or prior to the Closing Date. Neither Purchaser nor any of the Companies shall have any obligation to continue any Company Benefit Plan including, but not limited to, the Shared Health Plan.

            (g) For purposes of the Seller's Key Employee Incentive Stock Option Plan, dated June 11, 1998, as amended October 12, 2000 and November 16, 2001 (the "Option Plan"),

Seller shall, within ten (10) business days after the Closing Date, pay to any Employee (other than retired or former Employees) holding any outstanding rights (the "Options") under the Option Plan that are vested and exercisable on the Closing Date an amount equal to (i) the number of such vested and exercisable shares (the "Vested Shares") underlying such Options, multiplied by (ii) the difference of (A) the price of Seller's Common Stock at the close of trading of NASDAQ on October 31, 2005 (the "Closing Market Price"), less (b) the exercise price to purchase the Vested Shares (the "Option Exercise Price"); provided, however that to the extent that the Closing Market Price is less than the Option Exercise Price, then no such payment shall be due for such Vested Shares.

            (h) Notwithstanding the provisions of Section 5.3(d): (i) For the period commencing on the Closing Date and ending on December 31, 2005 (the "Benefit Transition Period"), Seller shall provide that all Employees who are employed by any of the Companies as of the Closing Date shall continue to be covered by the Health Plans in which such Employees participated immediately prior to the Closing Date, in each case, according to the terms of such plans as if the transactions contemplated in this Agreement had not occurred. New Employees hired during the Benefits Transition Period will not be entitled to enroll in the Health Plans.

                  (i) During the Benefit Transition Period, Seller shall provide group health plan continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, ("COBRA") with respect to any Employee or qualified beneficiary who experiences a qualifying event during the Benefit Transition Period. After the Benefit Transition Period, Purchaser shall provide, and have all liabilities and obligations related to, group health plan continuation coverage pursuant to COBRA with respect to any Employee or qualified beneficiary who experiences an initial qualifying event after the Closing Date. Seller shall be responsible for all liabilities and obligations related to group health plan continuation coverage pursuant to COBRA with respect to any Employee or qualified beneficiary who experiences a qualifying event on or prior to the Closing Date.

                  (ii) Within fifteen (15) days following each of November 30, 2005 and December 31, 2005, Seller shall prepare and deliver to Purchaser a report reflecting the amount of all premiums paid by Seller related to the Health Plans coverage of Employees (or their covered beneficiaries) during each of November and December, respectively. Not later than the fifth business day following receipt of such report, Purchaser shall reimburse Seller for the amount of such premiums.

      Section 5.4. Future Sales. As soon as practicable after the Closing Date, Seller and Purchaser shall negotiate in good faith to enter into a mutually acceptable agreement under which Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, for a term of one (1) year after the Closing Date, certain products manufactured for the hospital market by Seller's subsidiaries, Anexa Corporation and B-K Medical ApS. The parties hereto acknowledge their intent that any such agreement reached between the parties hereto shall provide Purchaser with prices for such products that are as close as possible to the best prices offered to any of such subsidiaries' customers who purchase such products at a volume and rate substantially comparable to the volume and rate of such product purchases being made by Purchaser under such agreement.

      Section 5.5. Further Assurances.

            (a) Each party hereto covenants and agrees on behalf of itself, its successors and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver such other instruments, certificates and documents, and to take such other actions, as may be required by applicable Laws or reasonably requested by any other party hereto to carry out the purposes of this Agreement.

            (b) Without limiting the provisions of this Section 5.5, to the extent that any Company Intellectual Property or Company Intellectual Property Rights are owned by Seller or its Affiliates (other than the Companies), Seller shall, and shall procure that its Affiliates (other than the Companies) shall, either (i) grant to the Companies a non-exclusive, worldwide, irrevocable, perpetual, assignable, sublicenseable, fully paid-up license to use, make, sell, offer for sale, import, export, copy, reproduce, modify, create derivative works of, develop, practice, display, perform, and distribute, and exercise all other applicable rights in any Company Intellectual Property Rights and Company Intellectual Property which is used or held for use in or relating to the Business, but which are not owned by the Companies (the "Licensed Rights"), or
(ii) to the extent any such Company Intellectual Property or Company Intellectual Property Rights is exclusively used in the Business, transfer and assign ownership of such rights to the Company or its designee for no additional consideration (the "Assigned Rights"). Seller shall, and shall procure that its Affiliates shall, cooperate with Purchaser and execute and deliver any instruments of transfer or assignment or license, reasonably necessary to transfer and assign or license any Assigned Rights or Licensed Rights, respectively, to the Company and/or its designee.

            (c) Without limiting the provisions of this Section 5.5, to the extent audited financial statements of the Companies are deemed necessary by Purchaser, Seller shall, and shall use its commercially reasonable efforts to cause its auditor to, cooperate with Purchaser and Purchaser's auditors to promptly prepare such financial statements. Any expenses incurred by Seller in the preparation of such financial statements shall be borne by Camtronics.

      Section 5.6. Exclusion of Cash and Intercompany Indebtedness.

            (a) The parties acknowledge and agree that at the Closing, Seller will retain (i) all cash of the Companies (other than $265,000 which shall remain in or with the Companies to satisfy the obligations set forth on Schedule 5.6(a)) as of the close of business on the day preceding the date hereof (the "Cash") such that the cash of the Companies will remain the property of Seller and be treated as an "excluded asset" and (ii) responsibility and liability for all intercompany indebtedness by and among the Companies, on the one hand, and Seller or any of its Affiliates, on the other hand, and any such intercompany indebtedness will be treated as a "retained liability" of Seller.

            (b) On or before December 15, 2005, Seller and Purchaser shall complete final determination of the cash balances in any bank accounts of the Companies as of the Closing. In the event that Seller and Purchaser determine that there is any cash balance in any such accounts of the Companies as of the Closing, then on or before December 31, 2005, Purchaser shall pay to Seller the amount of any such cash balance via wire transfer in US dollars (net of any Taxes Purchaser or the Companies may be required to withhold and to the extent of any Indebtedness not taken into account when calculating the Purchase Price).

      Section 5.7. Director and Officer Indemnification. Purchaser shall not take or cause, or permit to be taken or caused by any Person, any action to alter or impair any exculpatory or indemnification provisions, now existing in the charter, bylaws or other similar organizational or constitutional documents of any Company, for the benefit of any individual who served as a director or officer of such Company at any time prior to the Closing Date, except for any changes that may be required to conform with changes in applicable law and any changes that do not affect the application of such provisions to acts or omissions of such individuals prior to the Closing Date; provided that no indemnification shall be provided in respect of acts or omissions related to this Agreement or the transactions contemplated hereby.

      Section 5.8. Access to and Retention of Books and Records.

            (a) All of the books, records, files and other information, including electronic records, acquired by Purchaser shall remain reasonably available to Seller, and all books, records, files and other information, including electronic records, retained by Seller relating to the Business shall remain reasonably available to Buyer, for review and copying for a period of seven (7) years following the Closing Date or for any longer periods as may be required specifically by any governmental entity or ongoing litigation, provided that such access shall not unreasonably interfere with the business operation of the party in possession, reasonable advance written notice shall have been given and the requesting party may only use such information for legitimate business purposes relating to the period prior to the Closing Date. Books and records, including without limitation, historical financial and tax information, acquired by Purchaser or retained by Seller shall be retained by the parties in compliance with applicable governmental requirements for records retention. If at any time within seven (7) years following Closing Purchaser or Seller wishes to dispose of books and records related to the Business, the party wishing to dispose shall give prior written notice to the other party of its intention, specifying the books and records of which it wished to dispose. If, within 45 days of receipt of such notice, the notified party has not given instructions to the notifying party to deliver specified books and records to it, the notifying party may dispose of such books and records. Notice shall be given as described in Section 7.9 below.

            (b) Without limiting the provisions of Section 5.8(a), all of the personnel of Camtronics, and all books, records, files and other information, and electronic records, including without limitation, historical financial and tax information, necessary for the Seller or Seller's auditors to promptly complete any financial review of any tax period ending prior to the Closing Date, and prepare any financial statements or other documents pertaining thereto shall be made accessible and reasonably available to Seller provided that such accessibility shall not unreasonably interfere with the business operation of Camtronics.

                                   ARTICLE VI
                                 INDEMNIFICATION

      Section 6.1. Survival. The representations and warranties made in this Agreement shall survive the Closing and remain in full force and effect (i) in the case of all such representations and warranties, other than those contained in Sections 3.2, 3.4, 3.8(b)(xi) and 3.11 for a period ending on the 12 month anniversary of the Closing Date, (ii) in the case of the representations and warranties contained in Sections 3.2 and 3.4 indefinitely, (iii) in the case of the representations and warranties contained in Section 3.8(b)(xi) for a period ending on March 15, 2006, being the 105th day after the Closing Date, and (iv) in the case of the representations and warranties contained in Section 3.11 for a period equal to the applicable statute of limitations therefor. In addition, the Seller's indemnification obligations under Section 6.2(g) below shall survive for a period ending on the 24 month anniversary of the Closing Date.

      Section 6.2. Indemnification by Seller. Subject to Section 6.4 and Section 6.5, Seller shall indemnify and hold harmless Purchaser, its Affiliates, their respective officers, directors and shareholders from and against any and all Losses (net of any Tax benefits actually realized and, to the extent related thereto, insurance payments actually received in connection therewith, less costs of collection) based upon, arising out of, or resulting from, any of the following:

            (a) any breach by Seller of any of the representations and warranties made by Seller in Sections 3.2 and 3.4;

            (b) any breach by Seller of any of the representations and warranties made by Seller in Section 3.8(b)(xi);

            (c) any breach by Seller of any of the representations and warranties made by Seller in Section 3.11;

            (d) any breach by Seller of any of the representations and warranties made by Seller in this Agreement other than in Sections 3.2, 3.4, 3.8(b)(xi), and 3.11;

            (e) any failure by Seller to perform any of its covenants or agreements contained in this Agreement, other than those covenants or agreements set forth in Section 5.2;

            (f) any failure by Seller to perform any of its covenants or agreements contained in Section 5.2;

            (g) the matters set forth on Schedule 6.2 (the "Special Indemnity Matters"), provided, however, that Purchaser acknowledges and agrees that, to the extent that the Purchaser seeks indemnification under this Section 6.2(g) arising out of or related to the Special Indemnity Matters, then Purchaser shall be prohibited from also seeking indemnification under any other provision under this Agreement (other than Section 6.2 (h)) including without limitation Section 6.2(a), Section 6.2(b), Section 6.2(c), Section 6.2(d),
Section 6.2(e), and Section 6.2(f), for any Losses arising out of or related to the Special Indemnity Matters, and provided, further, that to the extent that Purchaser seeks indemnification under any other provision of this Agreement (other then Section 6.2(h)) including without limitation Section 6.2(a), Section 6.2(b), Section 6.2(c), Section 6.2(d), Section 6.2(e), and Section 6.2(f), and such indemnification claim arises out of or relates to a Special Indemnity Matter, then Purchaser shall be prohibited from also seeking indemnification under this Section 6.2(g); and

            (h) any claim of, or causes of action arising from, fraud committed by Seller in connection with the transactions contemplated herein.

For purposes of Sections 6.2(a), 6.2(b), 6.2(c), and 6.2(d), determination of whether any representation or warranty contained in this Agreement has been breached and the amount of Losses attributable to such breach will be made without giving effect to the words "material," "materially" or "Material Adverse Effect" as they appear in such representation or warranty.

      Section 6.3. Indemnification by Purchaser. Subject to Section 6.4 and
Section 6.5, Purchaser shall indemnify and hold harmless Seller, its Affiliates and their respective officers, directors and shareholders from and against any and all Losses (net of any Tax benefits actually realized and, to the extent related thereto, insurance payments actually received in connection therewith, less costs of collection) based upon, arising out of, or resulting from, any of the following:

            (a) any breach by Purchaser of any of the representations or warranties made by Purchaser in this Agreement; or

            (b) any failure by Purchaser to perform any of its covenants or agreements contained in this Agreement.

      Section 6.4. Claims.

            (a) The obligation of an Indemnifying Party under this Article VI is conditioned on the Indemnified Party making a written claim for indemnification against the Indemnifying Party within the applicable time periods as described in Section 6.1; provided, however that an indemnification claim for which written notice has been given pursuant to this Article VI prior to the expiration of the applicable time period shall survive until the final determination or settlement of that claim.

            (b) When a party seeking indemnification under Sections 6.2 or 6.3 (the "Indemnified Party") receives notice of any claims made by third parties ("Third Party Claims") or has any other claim for indemnification other than a Third Party Claim, which is to be the basis for a claim for indemnification hereunder, the Indemnified Party shall give prompt written notice thereof (which notice must be delivered within the applicable time period as described in
Section 6.1) to the other party or parties (the "Indemnifying Party"), which written notice shall reasonably indicating (to the extent known) the nature of such claims, the basis thereof and, if reasonably practicable, the estimated amount of such potential Losses associated with such claims; provided, however, that failure of the Indemnified Party to give the Indemnifying Party prompt notice as provided herein shall not relieve the Indemnifying Party of any of its indemnification obligations hereunder unless and only to the extent that the Indemnifying Party shall have been prejudiced thereby; it being understood and agreed that an Indemnifying Party shall have no obligation with respect to any claim for indemnification unless such claim has been made in writing within the applicable time periods as described in Section 6.1. Upon notice from the Indemnified Party, the Indemnifying Party may, but shall not be required to, assume the defense of any such Third Party Claims, including its compromise or settlement, and the Indemnifying Party shall pay all reasonable costs and expenses thereof and shall be fully responsible for the outcome thereof; provided, however, that in such case, the Indemnifying Party shall have no obligation to pay any costs or expenses of legal counsel of the Indemnified Party thereafter incurred in connection with such defense. No compromise or settlement in respect of any Third Party Claims may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed), unless the sole relief is monetary damages that are paid in full by the Indemnifying Party. The Indemnifying Party shall give notice to the Indemnified Party as to its intention to assume the defense of any such Third Party Claims within 30 days after the date of receipt of the Indemnified Party's notice in respect of such Third Party Claims. If an Indemnifying Party does not, within 30 days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its assumption of the defense of the Third Party Claims, the Indemnifying Party shall be deemed to have waived rights to control the defense thereof. If the Indemnified Party assumes the defense of any Third Party Claims because of the failure of the Indemnifying Party to do so in accordance with this Section 6.4, it may do so in such reasonable manner as it may deem appropriate, and the Indemnifying Party shall pay all reasonable costs and expenses of such defense. The Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed), unless the sole relief granted was equitable relief for which the Indemnifying Party would have no liability or to which the Indemnifying Party would not be subject. Assumption by an Indemnifying Party of control of any such defense, compromise or settlement shall not be determined a waiver by it of its right to challenge its obligation to indemnify the Indemnified Party. The parties hereto shall cooperate in all reasonable respects with each other in connection with the defense, negotiation or settlement of any legal proceeding, claim or demand referred to in this Article VI.

            (c) Special Indemnity Claims. Notwithstanding anything herein to the contrary, with respect to any Third Party Claim for which Purchaser is seeking indemnification pursuant to Section 6.2(g) (a "Special Indemnity Claim"), Seller shall control the defense and negotiation with respect to such Special Indemnity Claim provided that no settlement or compromise may be reached with respect to such Special Indemnity Claim without Purchaser's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

            (d) Notwithstanding the foregoing, with respect to any Third Party Claim that the Indemnifying Party is defending, the Indemnified Party shall have the right to retain separate counsel to represent it and the Indemnifying Party shall pay the reasonable fees and expenses of such separate counsel if there are conflicts that make it reasonably necessary for separate counsel to represent the Indemnified Party and the Indemnifying Party.

      Section 6.5. Limitations on Indemnification.

            (a) The aggregate indemnification of Purchaser's Losses pursuant to
Section 6.2(a), and Section 6.2(e) shall not exceed the Purchase Price.

            (b) The provisions for indemnity under Section 6.2(d), shall be effective only when each individual claim for indemnification thereunder equals or exceeds the sum of $10,000 and the aggregate amount of all Losses for which indemnification is sought from Seller thereunder exceeds the sum of $1,000,000, in which case Purchaser shall be entitled to indemnification for that portion of its Losses in excess of $1,000,000 up to an aggregate amount equal to $2,500,000.

            (c) The aggregate indemnification of Purchaser's Losses pursuant to
Section 6.2(b) shall not exceed $1,710,000.

            (d) The aggregate indemnification of Purchaser's Losses pursuant to
Section 6.2(g) shall not exceed $2,000,000.

            (e) The Indemnified Party shall take all reasonable steps to mitigate damages in respect of any claim for which it is seeking indemnification under this Article VI, including, without limitation, using commercially reasonable efforts to effect recovery of available insurance claims in connection with such claim, and shall use reasonable efforts to avoid any costs or expenses associated with such claim and, if such costs and expenses cannot be avoided, to minimize the amount thereof.

            (f) Upon a final determination of an indemnification claim made by an Indemnified Party, whereby such final determination is by reason of (a) the mutual agreement of the Indemnifying Party and the Indemnified Party, or (b) a judgment of a court of competent jurisdiction, then the amount of the Losses stated in such claim or otherwise agreed to or determined, as the case may be, shall be paid in cash or by cashier's check or by wire transfer of immediately available funds to the Indemnified Party. If an Indemnified Party (or an Affiliate of such Indemnified Party) receives any insurance payments in connection with any claim for Losses for which it has already received an indemnification payment from the Indemnifying Party, it shall pay to the Indemnifying Party, within 30 days of receiving such insurance payments, an amount equal to the excess of (i) the amount previously received by the Indemnified Party under this Article VI with respect to such claim plus the amount of such insurance payments so received, over (ii) the amount previously received by the Indemnified Party under this Article VI with respect to such claim.

      Section 6.6. Exclusive Remedy. Except with respect to claims for equitable relief, including specific performance, made after the Closing with respect to breaches of any covenant or agreement contained in this Agreement, the indemnification provisions set forth in this Article VI and Sections 5.2 and 5.3 shall be the sole and exclusive remedy of the parties hereto for breaches of such representations and warranties or otherwise relating to the transactions that are the subject of this Agreement. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price.

                                  ARTICLE VII
                                  MISCELLANEOUS

      Section 7.1. Expenses. Except as otherwise provided herein, Seller on the one hand and Purchaser on the other hand shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including all fees and expenses of its own financial consultants, accountants and counsel. Purchaser acknowledges it shall be solely responsible for any fees due to Wachovia Securities in connection with the transactions contemplated hereby.

      Section 7.2. Schedules. Disclosure of any fact or item in any section of any Schedule by means of specific cross-reference to another Schedule shall be deemed to be disclosed with respect to that other Schedule.

      Section 7.3. Jurisdiction; Waiver of Jury Trial. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the courts of the State of New York in New York County or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the United States District Court for the Southern District of New York, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that such party may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding that is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party at the applicable address provided in Section 7.9, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 7.9 shall be deemed effective service of process. Each of the parties to this Agreement hereby irrevocably waives any right it may have to trial by jury in any court or jurisdiction in respect to any matter arising out of or relating to this Agreement or the transactions contemplated hereby.

      Section 7.4. Exclusive Agreement; No Third-Party Beneficiaries. This Agreement (including the Schedules and all Exhibits hereto), constitutes the sole understanding of the parties with respect to the subject matter hereof. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person (including an Employee) other than the parties hereto or their respective heirs, successors, executors, administrators and permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      Section 7.5. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction without regard to provision of such laws relating to conflicts of laws.

      Section 7.6. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned (by operation of law or otherwise) by either party without the prior written consent of the other party, and any attempted assignment for which such consent has not been so obtained shall be void and of no force or effect; and provided further that Purchaser may, at its election, assign all or any part of its rights under this Agreement (including the right to acquire the Shares) to a direct or indirect wholly owned subsidiary. No such assignment of this Agreement or any of the rights or obligations hereunder by any party shall relieve such party of any of its obligations under this Agreement.

      Section 7.7. Publicity; Confidentiality. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party to this Agreement or any of their respective Affiliates without the prior consent of the other parties hereto (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall give the other parties notice in advance of such issuance. The parties hereby acknowledge that the confidentiality agreement between Seller and Purchaser, dated March 24, 2005, continues in full force and effect. Seller hereby agrees that it shall keep confidential all information regarding the business, affairs or plans of the Companies and Purchaser agrees to keep confidential all information regarding the affairs of Seller; provided, however, that such information may be disclosed if such disclosure is required by law or applicable rules of any securities exchange.

      Section 7.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the greatest extent possible.

      Section 7.9. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, by overnight courier or by registered or certified mail, postage prepaid to the following addresses:

        (a)   If to Seller, to:

              Analogic Corporation
              8 Centennial Drive
              Peabody, Massachusetts 01960
              Attention: John J. Wood, Jr., President and
              Chief Executive Officer
              Facsimile:  (978) 977-9867

              with a copy to:

              Analogic Corporation
              8 Centennial Drive
              Peabody, Massachusetts 01960
              Attention: Alex A. Van Adzin, Vice President, General Counsel,
                         and Corporation Secretary
              Facsimile:  (978) 977-6811

        (b)   If to Purchaser, to:

               Emageon Inc.
               1200 Corporate Drive, Suite 200
               Birmingham, AL 35242
               Attention:  Craig A. Parker, General Counsel
               Facsimile:  (205) 980-9815

               with a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York  10004
               Attention:  Christopher Ewan, Esq.
               Facsimile:  (212) 859-4000

      or at such other address for a party as shall be specified by like notice.

      Section 7.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement.

      Section 7.11. Interpretation. When a reference is made in this Agreement to Articles, Sections, Schedule or Exhibits, such reference is to an Article or a Section of, Schedule to, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation."

      Section 7.12. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      Section 7.13. Extension; Waiver. At any time the parties may extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties contained in this Agreement and waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument signed on behalf of such party. The waiver by any party hereto of a breach of any provision hereunder shall not operate to be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

      IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first above written.

                                     ANALOGIC CORPORATION

                                     /s/ John W. Wood, Jr.
                                     ------------------------------
                                     By: John W. Wood, Jr.
                                     Title: President & Chief
                                            Executive Officer

                                     EMAGEON INC.

                                     /s/ W. Randall Pittman
                                     ------------------------------
                                     By: W. Randall Pittman
                                     Title: Chief Financial Officer